UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 29, 2003

Date of Report (Date of earliest event reported)

CenterSpan Communications
(Exact Name of Registrant as Specified in Charter)

Oregon
(State or Other Jurisdiction of Incorporation)

0-25520
(Commission File No.)

93-1040330
(IRS Employer Identification No.)

7175 NW Evergreen Parkway #400, Hillsboro, Oregon 97124-5839
(Address of principal executive offices, including Zip Code)

(503) 615-3200
(Registrant’s telephone number, including area code)

Item 5     Other Events

On May 14, 2003, the Company announced Nasdaq’s denial of the Company’s request for continued listing on The Nasdaq National Market and announced the Company’s appeal of that decision to a Listing Qualifications Panel.

On May 29, 2003, the Company received a letter from Nasdaq stating that the continued listing of the Company’s stock on The Nasdaq National Market also raises public interest concerns in accordance with Nasdaq Marketplace Rules 4300 and 4330(a)(3).  The Nasdaq staff requested that the Company address Nasdaq’s additional concerns at the appeals hearing.

The Company cannot predict whether the Listings Qualifications Panel will approve the Company’s request for continued listing.  If the appeal is denied, the Company will cease trading on The Nasdaq National Market and will take steps to have its stock quoted on the OTC Bulletin Board.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding the outcome of the Company’s appeal of Nasdaq’s decision to delist the Company’s common stock from The Nasdaq National Market are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Many factors could cause actual results to differ materially from those in forward-looking statements, including: changes in the Company’s prospects or business operations; the Company’s ability to secure additional financing; changes in the market price of the Company’s Common Stock; and other risks listed from time to time in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as amended, and other periodic filings.  The Company does not plan to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2003	CENTERSPAN COMMUNICATIONS CORPORATION

	By	/s/ FRANK G. HAUSMANN, JR.
Frank G. Hausmann, Jr.
President, Chief Executive Officer, Chairman of the Board and acting Chief Financial Officer